Exhibit 10.19

AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

Between West Marine Products, Inc. and Dickie Walker Marine, Inc.

December 6, 2003

This Amendment to the Strategic Alliance Agreement (“Agreement”) originally dated December 19, 2001, as amended, between West Marine Products, Inc. (“West Marine”) and Dickie Walker Marine, Inc. (“Dickie Walker”) is made as of December 6, 2003 (the “Effective Date”).

RECITALS

A. The parties entered into a Strategic Alliance Agreement, dated as of December 19, 2001 (the “Agreement”). Capitalized terms used herein that are defined in the Agreement shall have the definitions specified in the Agreement.

B. The parties wish to extend the term of the Agreement to terminate on December 31, 2004.

AGREEMENTS

For and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Term. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

Subject to earlier termination as set forth herein, this Agreement shall terminate on December 31, 2004. Notwithstanding the foregoing, the parties will review the performance of the apparel department on an annual basis within the period specified in achievement of the “Measurement Goals” (as defined in Section 13), and other retail factors normally associated with retail performance, to determine the economic viability of the venture contemplated by this Agreement.

2. Further Assurances. Each party shall take such actions and execute such documents as may be reasonably requested by the other party to further the intent of this Amendment.

3. Counterparts. This Amendment may be executed in as many counterparts as may be convenient and shall become binding when Dickie Walker and West Marine have executed at least one counterpart. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

4. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of California, without regard to the conflicts of law provisions thereof.

5. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of Dickie Walker and West Marine and their respective successors and assigns.

6. No other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WEST MARINE PRODUCTS, INC.

By:	/s/ KEN CORWIN
Name:	Ken Corwin
Title:	SVP GMM

DICKIE WALKER MARINE, INC.

By:	/s/ GERALD W. MONTIEL
Name:	Gerald W. Montiel
Title:	Chairman & Chief Executive Officer